Exhibit 10.14

                      EMPLOYMENT AGREEMENT


          THIS EMPLOYMENT AGREEMENT made as of this 1st day of May, 1998, by and between DYNAMICWEB ENTERPRISES, INC. (the "Company"), a New Jersey corporation having its principal office at 271 Route 46 West, Building F, Suite 209, Fairfield, New Jersey 07004 and DOUGLAS EADIE (the "Executive"), an individual residing at 44 Rolling Hill Drive, Morristown, NJ 07960.

                           BACKGROUND

          The Company is engaged in the business of developing, marketing, supporting Year 2000-compliant software products and services that enable businesses to engage in electronic commerce utilizing the Internet and traditional Electronic Data Interchange (EDI) technologies and consulting services related to the foregoing ("the Business"). The Executive has experience and expertise in providing software and electronic commerce consulting to various middle market and large businesses. In connection with the foregoing, the Company has agreed to employ the Executive, and the Executive has agreed to accept employment by the Company, on the terms and conditions set forth in this Agreement.

                            AGREEMENT

          NOW, THEREFORE, in consideration of the premises and of the mutual covenants set forth herein, the parties hereto, intending to be legally bound, hereby agree as follows:

          1.   Employment.  The Company hereby employs the
Executive, and the Executive hereby accepts such employment, on the terms and conditions set forth in this Agreement.

          2. Duties of Employee. The Executive is engaged as Executive Vice President of the Company and shall perform and discharge well and faithfully such duties, including providing consulting services to customers of the Company, supervision of the Company's EDI consulting operations and such other duties as may be assigned to the Executive from time to time by the Vice President of Professional Services Group, the President or the CEO. The Executive shall devote his full time, attention, and energies to the business of the Company and shall not, during the Employment Period (as defined in Section 3 of this Agreement), be employed or involved in any other business activity, whether or not such activity is pursued for gain, profit, or other pecuniary advantage. This Section 2 shall not be construed as preventing the Executive from investing the Executive's personal assets in businesses which do not compete with the Company or any affiliate of the Company, where the form or manner of such investments will
<PAGE 1> not require services on the part of the Executive in the operation of the affairs of the business in which such investments are made and in which the Executive's participation is solely that of a private investor.

          3. Term of Employment. The Executive's employment under this Agreement shall be for a period (the "Employment Period") commencing on and be effective as of May 1, 1998 ("Effective Date") and ending on March 31, 1999; provided, however, that this Agreement shall be automatically renewed on April 1, 1999 and on April 1 of each subsequent year (the "Annual Renewal Date") for one (1) additional year so that the Agreement shall continue for a period ending one (1) year from each Annual Renewal Date unless either party shall give written notice of nonrenewal to the other party at least thirty (30) days prior to an Annual Renewal Date in which event this Agreement shall continue in effect for a term ending on the Annual Renewal Date immediately following such notice. Notwithstanding the foregoing, the Executive's employment may be terminated in accordance with one of the following provisions:

               (a) The Executive's employment may be terminated by the Company at any time during the Employment Period for Cause (as hereinafter defined) upon giving notice of such termination at least ten (10) days prior to the date upon which such termination shall take effect. If the Executive's employment is terminated by the Company for Cause under the provisions of this
Section 3(a), all rights of the Executive under this Agreement shall cease as of the effective date of such termination. As used in this Agreement, "Cause" shall mean any of the following:

                    (i) the Executive's conviction of or plea of guilty or nolo contendere to a felony, a crime involving fraud, embezzlement, falsehood, or moral turpitude, or the actual incarceration of the Executive for a period of thirty
     (30) days;

                    (ii)  the Executive's material failure to
     follow the good faith instructions of the Vice President of Professional Services Group, the President or the CEO, with respect to the Company or its operations, following notice of such good faith instructions;

                    (iii)  the Executive's willful failure to
     substantially perform the Executive's duties to the Company, other than a failure resulting from the Executive's incapacity because of physical or mental illness, which willful failure results in demonstrable injury to the Company;

                    (iv)  any act of discrimination or harassment
     in connection with another employee of the Company or an employee or representative of a vendor, customer, or any
     <PAGE 2> business or entity doing business with or
     considering doing business with the Company; or

                    (v)  breach by the Executive of the
     provisions of Section 6, Section 7 or Section 8 of this
     Agreement.

               (b) The Executive's employment may be terminated by the Executive by retirement or voluntary termination at any time during the Employment Period. If the Executive retires or voluntarily terminates his employment prior to the end of the Employment Period, or the Executive dies, the Executive's employment shall be deemed to cease as of the date of the Executive's retirement, voluntary termination, or death, as the case may be. If the Executive's employment terminates under the provisions of this Section 3(b), all rights of the Executive under this Agreement shall cease as of the date of such retirement, voluntary termination, or death and any benefits payable to the Executive shall be determined in accordance with the Company's retirement and insurance programs then in effect.

               (c)  If the Executive is incapacitated by
accident, sickness, or otherwise so as to render the Executive mentally or physically incapable of performing the services required of the Executive under this Agreement for an aggregate of one hundred twenty (120) days during any period of twelve (12) months, upon the expiration of either of such periods or at any time thereafter, the Executive's employment may be terminated for disability ("Disability") immediately upon giving the Executive notice to that effect. If the Executive's employment is terminated for Disability under the provisions of this Section 3(c), all rights of the Executive under this Agreement shall cease as of the last business day of the week in which such termination occurs and any benefits payable to the Executive shall be determined in accordance with the Company's insurance programs then in effect.

          4.   Employment Period Compensation and Other Benefits.

               (a) Base Salary. For services rendered by the Executive under this Agreement, the Company shall pay the Executive a base salary during the Employment Period at the rate of One Hundred Forty Thousand Dollars ($140,000) per year, payable in the same manner as salaries of other executive officers of the Company.

               (b) Benefit Plans. During the Employment Term, Executive shall be entitled to participate in such employee benefit plans or programs, including medical, dental, life, accident and disability insurance, pension, incentive compensation and other benefit plans as the Company may have in effect, from time to time, upon terms and in accordance with policies and procedures of the Company then in effect and applicable to similarly situated executive officers and other key
<PAGE 3> management employees of the Company, provided, however, that the Company reserves the right to adopt, amend or discontinue any such plans at any time.

               (c)  Vacation.  During the Employment Term,
Executive shall receive three weeks (15 working days) of vacation in each calendar year, to be taken and determined in accordance with vacation policies and procedures applicable to similarly situated executive officers and other key management employees of the Company. Executive also shall be entitled to all paid holidays to which similarly situated executives and key management employees of the Company are entitled.

               (d) Expense Reimbursement. The Company shall pay or reimburse Executive for all reasonable and necessary business, travel and entertainment expenses incurred by Executive, within the Company's established budget, during the Employment Term in connection with the performance of Executive's duties and responsibilities hereunder, upon submission of appropriate invoices, receipts and other documentation, all in accordance with the standard policies and procedures of the Company applicable to similarly situated executive officers and other key management employees of the Company. Notwithstanding the foregoing, prior approval of the Company shall be required for any expenditure in excess of $500.

               (e)  Automobile Expense.  The Company shall
provide the Executive with a monthly allowance of $500 per month to be used for costs and expenses related to the use and operation of a motor vehicle for the conduct of business on behalf of the Company, including without limitation, the cost of the vehicle or vehicle lease, maintenance and repair of the vehicle and insurance. Executive shall be responsible for maintaining such records as may be required by the Internal Revenue Service and other taxing authorities to provide support for the business purpose of the vehicle. Executive shall indemnify the Company for any claims by the Internal Revenue Service or other taxing authority in connection with the payment of the motor vehicle expense or the payment of taxes, if any, thereon.

          5. Bonus Payments. Executive shall be entitled to bonus compensation, in addition to his Base Salary, as follows:

                         Calculation of Bonus
Bonus Period                 Compensation

4/1/98 to 12/31/98       25% of consulting revenue generated by
                         and through the efforts of Executive and
                         former employees of Design Crafting,
                         Inc. received by the Company in excess
                         of $110,000 each quarter prorated where
                         necessary.
  <PAGE 4>
1/1/99 and thereafter    Commissions on all revenues received by
                         the Company from all electronic commerce consulting services as agreed

          6.   Nonsolicitation of Customers and Employees.

               (a)  The Executive hereby acknowledges and
recognizes the highly competitive nature of the Business of the Company and accordingly agrees that, during the Employment Period and for a period of one year following the date of termination of the Executive's employment under this Agreement ("the Termination Date"), unless otherwise agreed to in writing by the Company, the Executive shall not either directly or indirectly, in any manner or capacity, whether as principal, agent, partner, officer, director, employee, joint venturer, salesman, or corporate Shareholder or otherwise for the benefit of any Person (as defined below), (i) render services to, or solicit the rendering of services to any Person in competition with the business of the Company, which then is, or at any time during a period of one year prior to the Termination Date was a Customer (as defined below) of the Company, or (ii) engage in such conduct of any kind whatsoever with any Person, which is then or has been at any time during a period of one year prior to the Termination Date a Customer, employee, salesperson, agent or representative of the Company in any manner which interferes or might interfere with the relationship of the Company with such Person, in an effort to obtain such Person as a Customer, supplier, employee, salesperson, agent or representative of any Business in competition with the Company, or (iii) hire or participate in the hiring by any Person of any employee of the Company.

               "Person" means any individual, trust, partnership, corporation, limited liability company, association, or other legal entity.

               "Customer" means any Person with which the Company is currently engaged to provide consulting or other electronic commerce services ("Services"), has been engaged to provide Services within twelve (12) months prior to the date of termination of the Executive's employment under this Agreement, actively marketed, discussed a project with, negotiated with, provided a bid to or otherwise communicated with in an effort to obtain an engagement to provide Services or products sold by the Company.

               (b) It is expressly understood and agreed that although the Executive and the Company consider the restrictions contained in Section 6(a) of this Agreement reasonable for the purpose of preserving for the Company its good will and other proprietary rights, if a final judicial determination is made by a court having jurisdiction that the time or territory or any other restriction contained in Section 6(a) of this Agreement is an unreasonable or otherwise unenforceable restriction against the Executive, the provisions of Section 6(a) of this Agreement
<PAGE 5> shall not be rendered void but shall be deemed amended to apply as to such maximum time and territory and to such other extent as such court may judicially determine or indicate to be reasonable.

          7. Disclosure of Confidential Information. The Executive acknowledges that the Company's trade secrets, as they may exist from time to time, and confidential information concerning its software, software architecture, products, programs, technical information, procurement and sales activities and procedures, identity of customers and potential customers, business plans, business and commercial contracts and agreements, promotion and pricing techniques, employment related techniques and agreements and credit and financial data concerning customers are valuable, special and unique assets of the Company. In light of the highly competitive nature of the industry in which the Company's business is conducted, the Executive further agrees that all knowledge and information described in the preceding sentence not in the public domain and heretofore or in the future obtained by the Executive shall be considered confidential information. In recognition of this fact, Executive agrees that he will not disclose any of such secrets, processes or information to any person or other entity for any reason or purpose whatsoever, except as necessary in the performance of his duties as an employee of the Company and then only upon a written confidentiality agreement in such form and content as requested by the Company from time to time, nor shall the Executive make use of any such secrets, processes or information (other than information in the public domain) for his own purposes or for the benefit of any person or other entity (except the Company and its subsidiaries) under any circumstances. The provisions contained in this Section 7 shall also apply to information obtained by the Executive with respect to any subsidiary of or company affiliated with the Company.

          8. Business Information. Upon the termination of his employment with the Company, Executive (or, as appropriate, his personal representatives) shall deliver to the Company (without retaining copies of the same), all plans, designs, customer lists, correspondence, records, documents, accounts and papers of any description and any other property of the Company within the possession or under the control of Executive (or, as appropriate, his personal representatives) and relating to the affairs and business of the Company, whether drafted, created or compiled by Executive or received by Executive from other individuals or entities (whether employees of or affiliated with the Company).

          9. Remedies. The Executive acknowledges and agrees that the Company's remedy at law for a breach or threatened breach of any of the provisions of Section 6, Section 7 or
Section 8 of this Agreement would be inadequate and, in recognition of this fact, in the event of a breach or threatened breach by the Executive of any of the provisions of Section 6,
Section 7 or Section 8 of this Agreement, it is agreed that, in
<PAGE 6> addition to any remedy at law, the Company shall be entitled to without posting any bond, and the Executive agrees not to oppose the Company's request for, equitable relief in the form of specific performance, temporary restraining order, temporary or permanent injunction, or any other equitable remedy which may then be available. Nothing herein contained shall be construed as prohibiting the Company from pursuing any other remedies available to it for such breach or threatened breach.
If a court of law having jurisdiction grants any equitable remedy to the Company seeking to enforce the provisions of this Agreement, the Executive shall reimburse the Company for all reasonable attorneys' fees and costs incurred in seeking to enforce this Agreement.

          10. Notices. Any notice required or permitted under this Agreement shall be sufficient if it is in writing and shall be deemed given at the time sent certified mail, with return receipt requested, addressed as follows:

               If to the Executive:

               Douglas Eadie
               44 Rolling Hill Drive
               Morristown, NJ 07960

               With a copy to:
               Alan J. Rich, Esquire
               Rich and Friedman
               5 Sylvan Way
               Parsippany, NJ 07054
               If to the Company:

               DynamicWeb Enterprises, Inc.
               271 Route 46 West, Bldg. F
               Suite 209
               Fairfield, NJ 07004
               Attn:  James Connors, President

               With a copy to:

               Stephen F. Ritner, Esquire
               Stevens & Lee
               One Glenhardie Corporate Center
               1275 Drummers Lane
               P.O. Box 236
               Wayne, PA 19087-0236

Changes in the addresses may be effected at any time and from time to time by notice similarly given.

          11. No Waiver. Failure by either party to this Agreement at any time or times hereafter to require strict performance by the other party of any of the provisions, terms, or conditions contained in this Agreement shall not waive,
<PAGE 7> affect, or diminish any right of the first party at any time or times hereafter to demand strict performance therewith, and with respect to any other provisions, terms, or conditions contained in this Agreement. Any waiver of such provision, term, or condition shall not waive or affect any other failure to perform a provision, term, or condition of this Agreement, whether prior or subsequent thereto, and whether of the same or a different type. None of the provisions, terms, or conditions of this Agreement shall be deemed to have been waived by any act or knowledge of a party hereto except by an instrument in writing signed by that party and directed to the other specifying such waiver.

          12. Severability. The invalidity or unenforceability of any provision of this Agreement shall in no event affect the validity or enforceability of any other provision. With respect to the provisions of Section 6 of this Agreement, in the event any court of competent jurisdiction determines that such provisions are unreasonable or contrary to law with respect to their time or geographic restriction, or both, the parties hereto authorize such court to substitute such restrictions as it deems appropriate without invalidating such paragraph and/or this Agreement.

          13. Binding Effect and Benefit. The provisions of this Agreement shall be binding upon, and shall inure to the benefit of, the successors and assigns of the Company, and the heirs, representatives, executors, devisees, and legatees of the Executive.

          14. No Assignment. This Agreement shall not be assignable by either party hereto, except by the Company to any successor to its business that is financially capable of assuming the obligations of the Company hereunder.

          15. Captions. The captions of the several paragraphs and subparagraphs of this Agreement are inserted for convenience or reference only. They constitute no part of this Agreement and are not to be considered in the construction hereof.

          16. Counterparts. This Agreement may be executed in any number of counterparts, each of which will be deemed one and the same instrument which may be sufficiently evidenced by any one counterpart.

          17. Jurisdiction and Service of Process. Any action or proceeding seeking to enforce any term or provision of this Agreement may be instituted against a party only in the courts of the State of New Jersey situated in the County of Essex, or, if a party can not acquire jurisdiction, in the United States District Court for the District of New Jersey sitting at Newark, and the parties irrevocably consent and submit to the exclusive jurisdiction of such courts (and of the appropriate appellate courts) in any such action or proceeding and waive any objection
<PAGE 8> which they may now have or hereafter have to the laying of the venue of any such action or proceeding in such courts. Service of process, and any other notice or communication, in any such action or proceeding shall be effective against or as to a party if given by first class certified mail or registered mail, return receipt requested, or by any other means of mail which requires a signed receipt, postage prepaid, mailed to such party at the address to which such party is to be sent notices in accordance with the Notice provisions of this Agreement set forth in Section 10, above and the parties irrevocably consent to such service of process, giving of notices and transmission of communications. This Section shall not diminish or otherwise affect the right of a party to serve process in any manner permitted by applicable law.

          18. Applicable Law. The provisions of this Agreement are to be construed, administered, and enforced in accordance with the domestic, internal law of the State of New Jersey, without regard to its conflicts of laws principles.

          IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first above written.

                              DYNAMICWEB ENTERPRISES, INC.
ATTEST:

___________________________   By \s\ Steven L. Vanechanos, Jr.
Secretary                          Steve Vanechanos, Jr.
                                   CEO



WITNESS:

\s\ Nina Pescatore            \s\ Douglas Eadie            (SEAL)
                              Douglas Eadie

  <PAGE 9>